Exhibit E.1

Lima, April 15, 2009

The Republic of Peru

Ministry of Economy and Finance

Jr. Junín, 319 - Lima 1

Peru

Ladies and Gentlemen:

We have acted as legal counsel to the Ministry of Economy and Finance of the Republic of Peru (the “Republic”) in connection with the Republic’s offering of U.S.$ 1,000,000,000 aggregate principal amount of the Republic’s 7.125% U.S. Dollar-Denominated Global Bonds due 2019 (the “Bonds”) pursuant to a registration statement (No. 333-156085), as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated January 12, 2009 (the “Prospectus”), filed with the Commission as part of the Registration Statement and the prospectus supplement dated March 25, 2009 (the “Prospectus Supplement”), as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act.

In arriving at the opinion expressed below, we have reviewed the following:

i)       the Registration Statement and the related Prospectus, as supplemented by the Prospectus Supplement;

ii)     the Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1 thereto, dated as of November 21, 2003 and Amendment No. 2 thereto, dated as of October 14, 2004 (as amended, the “Fiscal Agency Agreement”) between the Republic and JPMorgan Chase Bank, National Association (now The Bank of New York Mellon), as fiscal agent;

iii)    a copy of the Bonds in global form, as executed by the Republic;

iv)    all relevant provisions of the Political Constitution of the Republic of Peru of 1993, in particular Article 75, and all relevant laws, decrees and acts of the Republic under which the issuance of the Bonds has been authorized, included but not limited to the following:

1.      Annual Indebtedness Law of the Public Sector for the Fiscal Year 2009, Law No. 29290;

2.      Supreme Decree No. 065-2009-EF of the President of the Republic, in force as of March 25, 2009;

3.      Ministerial Resolution No. 160-2009-EF/75 of the Ministry of Economy and Finance of the Republic, in force as of March 25, 2009;

4.      Ministerial Resolution No. 167-2009-EF/75 of the Ministry of Economy and Finance of the Republic, in force as of April 2, 2009;

v)      all such other documents, instruments and rules as we have deemed to be necessary as a basis for the opinion hereinafter expressed.

In this opinion letter we refer to the documents referred to in paragraphs (i), (ii) and (iii) above as the “Agreements”.

In considering the documents listed above, we have assumed (1) the genuineness of all signatures thereto, and the authenticity of all documents sent to us as originals and the conformity with authentic original documents of all documents submitted to us as copies; (2) the power and authority of all parties other than the Republic to enter into, execute and deliver the Agreements; and (3) that all of the parties to the Agreements other than the Republic are duly organized and validly existing.

It is our opinion that under and with respect to the present laws of the Republic, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication

2

thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to Post Effective Amendment No.1 to the Registration Statement of Peru and to the references to us under the heading “Validity of the Bonds” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

We are Attorneys-at-Law in the Republic and we do not express or imply any opinion with respect to laws of any country or jurisdiction other than the Republic.

Very truly yours,

/S/ HERNÁNDEZ & CIA ABOGADOS

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Lima, Thursday, December 11, 2008

LAW N° 29290

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic

has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

LAW ON PUBLIC SECTOR INDEBTEDNESS FOR FISCAL YEAR 2009

TITLE I

PURPOSE OF THE LAW

Article 1.- General Law

For the purposes of this Law, General Law shall mean Law N° 28563, General Law of the National Indebtedness System and its amendments.

Article 2.- Purpose of the Law

2.1	This Law establishes:

a)	The maximum amount and the general destination of the external and internal indebtedness operations that may be agreed by the National Government for the Public Sector during Fiscal Year 2009; and,

b)	The maximum amount of the guarantees that the National Government may grant or contract in said Year to meet the requirements arising from the private investment and concession promotion processes.

2.2	In addition, this rule regulates other aspects contained in the General Law and, on a supplemental basis, various issues related thereto.

TITLE II

GENERAL PROVISIONS

Article 3.- Commission

The annual commission which collection is authorized to the Ministry of Economy and Finance in article 27 of the General Law equals zero comma one percent (0,1%) on the indebted balance of the corresponding operation.

Article 4.- Mechanism of reimbursement to the National Government

The reimbursement to the National Government corresponding to commitments generated from the operations carried out within the scope of the National Indebtedness System shall be made through the creation of a trust.

TITLE III

MAXIMUM AMOUNTS AUTHORIZED FOR AGREEMENTS ON EXTERNAL AND INTERNAL INDEBTEDNESS OPERATIONS

Article 5.- Maximum amounts of agreements

5.1	The National Government is authorized to agree on external indebtedness operations for up to the amount of ONE THOUSAND THREE HUNDRED AND FORTY SIX MILLION THREE HUNDRED AND SEVENTY THOUSAND AND 00/100 UNITED STATES DOLLARS (US$ 1 346 370 000,00) intended for the following:

a)	Economic and social sectors, up to US$ 1 246 370 000,00.

b)	Support to the balance of payments, up to US$ 100 000 000,00.

5.2	The National Government is authorized to agree on internal indebtedness operations for up to an amount which does not exceed the amount of TWO THOUSAND FIVE HUNDRED AND TEN MILLION TWO HUNDRED AND SEVENTY TWO THOUSAND AND 00/100 NUEVOS SOLES (S/. 2 510 272 000,00), as follows:

a)	Sovereign Bonds, up to S/. 1 405 000 000,00.

b)	Loans or sureties, up to S/. 200 000 000,00

c)	National Defense, up to S/. 730 605 000,00

d)	ONP Bonds, up to S/. 174 667 000,00

5.3	The Ministry of Economy and Finance may reallocate the indebtedness amounts contemplated in paragraph b) of section 5.1 and in paragraph a) of section 5.2, without exceeding the total amount of the maximum amount established by this Law for internal and external indebtedness.

TITLE IV

INDEBTEDNESS OF REGIONAL GOVERNMENTS AND LOCAL GOVERNMENTS

Article 6.- Credit rating

The favorable credit rating referred to in article 50 of the General Law is required when the amount of the agreements, individual or accumulated, of the corresponding regional government or local government, with or without collateral by the National Government, during Fiscal Year 2009, exceeds the amount of FIVE MILLION AND 00/100 UNITED STATES DOLLARS (US$ 5 000 000,00) OR ITS EQUIVALENT IN LOCAL CURRENCY.

Article 7.- Use of resources determined in indebtedness operations

7.1	In addition to the provisions of the legislation relating to mining royalties, Camisea Socioeconomic Development Fund (Focam), Regional Compensation Fund (Foncor), mining tax, mining surtax and customs income; and, of final provision thirteen of the Law on Public Sector Budget for Fiscal Year 2009, regional governments and local governments are authorized hereby to use these resources, as applicable, to:

a)	Pay the debt service arising from indebtedness operations agreed by such governments, with or without surety by the National Government, or that the latter has agreed and transferred under an Agreement of Transfer of Resources, intended to finance public investment projects;

b)	Make a reimbursement to the National Government due to the foreclosure of its collateral granted to support the commitments agreed by regional governments and local governments in private investment and concession promotion processes.

7.2	If the payments referred to in the previous paragraphs are made through a trust, said resources may be used also to finance the administrative expenses arising from the creation of the corresponding trust.

TITLE V

GUARANTEES OF THE NATIONAL GOVERNMENT IN PRIVATE INVESTMENT AND CONCESSION PROMOTION PROCESSES

Article 8.- Maximum amount

The National Government is authorized hereby to grant or contract guarantees to support the obligations arising from private investment and concession promotion processes up to an amount which does not exceed FOUR HUNDRED AND SEVENTY MILLION AND 00/100 UNITED STATES DOLLARS (US$ 470 000 000,00) in accordance with the provisions of section 22.3 of article 22 of Law N° 28563, General Law of the National Indebtedness System.

SUPPLEMENTAL PROVISIONS

FINAL PROVISIONS

ONE.- The indebtedness operations that for each fiscal year Empresa Petróleos del Perú (PETROPERÚ S.A.) may enter into without the guarantee of the National Government shall be subject to the provisions of Title IV of the General Law.

TWO.- The previous record referred to in article 5 of Law N° 28875, Law that creates the National Decentralized System of Non-Reimbursable International Cooperation, in the case of public investment projects, which pre-investment studies are financed with the funds of a Non-Reimbursable International Cooperation, shall be made upon the completion of those studies.

THREE.- The set-off of mutual obligations between the Ministry of Economy and Finance and the Municipality of Lima is established for up to the maximum amount of TWO MILLION TWO HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS (US$ 2 200 000,00) representing the tax debt assumed under the section below.

It is provided the assumption by the Ministry of Economy and Finance of the debts maintained by many budget allocations of the Municipality of Lima for the concept of Real Property Tax, Vehicle Tax, Municipal Taxes, Tax on Property Transfer and Tax Fines, as well as of the debts for Property Tax maintained by the Consolidated Fund of Social Security Reserves and the Social Security Standardization Office (ONP). This assumption is subject to the suspending condition that Empresa Municipal de Mercados S.A. (EMMSA) transfers to the Municipality of Lima the debt that it maintains with said Ministry, from honoring the surety of the loan approved by Supreme Decree N° 574-84-EFC, published on February 2, 1985.

Once the suspending condition indicated in the previous paragraph is fulfilled, the Ministry of Economy and Finance will become the joint and several responsible party for said tax debts.

The Ministry of Economy and Finance and the Municipality of Lima will set off, to the extent possible, the debt subject matter of the assumption by said Ministry and the dent transferred by EMMSA, mentioned in the previous paragraphs.

If after making the set off indicated in the previous paragraph, there is a pending balance of the debt of EMMSA with the Ministry of Economy and Finance, this liability will continue being borne by EMMSA, which will directly negotiate with said Ministry the financial conditions until its full payment.

The National Directorate of Public Indebtedness of the Ministry of Economy and Finance is empowered to establish the term and the procedures for the corresponding entities to settle and executive the corresponding settlement agreements with the Municipality of Lima.

FOUR.- The proposal for the Fifteenth Replacement of the resources of the International Development Association (IDA), an entity of the World Bank, through which the Republic of Peru will contribute with the amount of ONE HUNDRED AND TWENTY THOUSAND TWO HUNDRED AND TWENTY-ONE AND 00/100 NUEVOS SOLES (S/. 120 221,00).

FIVE.- The companies that the State guaranteed to enable them to obtain resources from abroad which, due to the non-compliance with those obligations, have become public debt, cannot be bidders, contractors and/or participate in investment promotion actions by the State, until they honor their debt with the State.

SIX.- The programming, management, negotiation, approval and record of non-reimbursable international and national cooperation, of a technical and financial nature, related to indebtedness operations, granted to the entities of the National Government, regional governments and local governments, are carried out by the Ministry of Economy and Finance.

SEVEN.- This Law will enter into force on January 1, 2009.

AMENDING PROVISIONS

ONE.- Article 57 of the General Law is amended as follows:

“Article 57.- Representation before the IBRD, IADB and CAF

57.1	The Ministry of Economy and Finance is the Permanent Governor of the Republic of Peru before the Inter-American Development Bank (IADB) and the International Bank for Reconstruction and Development, as well as the Permanent Director of the Series “A” Shares in the Andean Development Corporation (CAF, for its initials in Spanish); and the Vice Minister of Treasury is the Alternate Governor or Deputy Director, as the case may be, in said multi-lateral entities.

57.2	The Deputy Director that represents the holders of the Public Sector of Peru of Series “B” Shares in the Andean Development Corporation (CAF) is the Vice Minister of Economy.”

TWO.- Chapter VI shall be added to Title VII of the General Law, as follows:

“CHAPTER VI

ATTENTION OF DISASTERS AND EMERGENCY SITUATIONS

Article 59.- Contingent financing and hedging mechanisms in case of natural, technological disasters and financial crisis

59.1	The Ministry of Economy and Finance, through the National Directorate of Public Indebtedness, is authorized to negotiate and enter into contingent financing, such as lines of credit, indebtedness operations, as well as hedging instruments already existing or which the market may develop, intended to obtain resources in the event of a natural and/or technological disaster, to use them in financing the rehabilitation and reconstruction of the infrastructure and public utilities located in the zones that had been affected or devastated by said disasters and immediately meeting the needs of the affected population, as well as to mitigate the risks of emergency situations and economic crisis in the country.

59.2	The contracting of said contingent financing and hedging instruments with multi-lateral credit organizations are exempted from the rules regarding State contracting and procurement. If said contracting is made with other financial entities, they shall be made according to a procedure that will be established by a supreme decree with the approving vote of the Council of Ministers and countersigned by the President of the Council of Ministers and the Minister of Economy and Finance.

59.3	The contracting of the financing operations mentioned in sections 59.1 and 59.2 is not subject to the limits or the procedures of approval for indebtedness operations established by the General Law and the Public Sector Indebtedness Law for each fiscal year.

59.4	The Ministry of Economy and Finance will inform the Congress of the Republic about the hedging operations and instruments mentioned in sections 59.1, 59.2 and 59.3, within forty five (45) business days from the execution of the corresponding contracts.

59.5	The scope of this Chapter does not comprise the taking out of specific policies and insurance against the risk of natural and technological disasters by public entities to insure their real and personal properties.

Article 60.- Approval

Contingent financing and hedging instruments mentioned in article 59 will be approved by a supreme decree with the approving vote of the Council of Ministers and countersigned by the President of the Council of Ministers and the Minister of Economy and Finance.

Article 61.- Payment of service and other expenses

The repayment, interest, commissions and other expenses generated by the entry into of the contingent financing, as well as other costs arising from the contracting of the hedging instruments indicated in article 59 of this legal rule, shall be borne by the Ministry of Economy and Finance, charged against the budget resources allocated to the payment of the public debt service.”

THREE.- Title VIII shall be added to the General Law, as follows:

“TITLE VIII

SHORT-TERM INDEBTEDNESS

Article 62.- Definition

Short-term indebtedness operations are the financing operations subject to reimbursement agreed with the creditor at terms shorter than or equal to one (1) year, which repayment period ends in the fiscal year following the one of their entry into. These operations may be carried out under the modality of loans, issuance of securities and purchase of capital assets in installments. These operations are within the scope of the National Indebtedness System and shall be governed by this Title.

The National Directorate of Public Indebtedness shall issue the necessary rules for the adequate implementation of the provisions of this Title.

Article 63.- Application

Short-term indebtedness operations shall be applied to finance investment projects and to the purchase of capital assets.

Article 64.- Authorization

64.1	Short-term indebtedness operations in the case of the National Government are previously authorized by a ministerial resolution of Economy and Finance.

64.2	In the case of regional governments, local governments and non-financial companies, these operations are authorized by the highest administrative authority of the corresponding entity, under its responsibility.

Article 65.- Registration

The entities shall inform the National Directorate of Public Indebtedness of the Ministry of Economy and Finance about the agreement of short-term indebtedness operations, their disbursement and payment, in the terms and conditions established by said National Directorate.

Article 66.- State-owned financial companies

Short-term indebtedness operations agreed by State-owned financial companies are exempted from the provisions of articles 63, 64 and 65.

FOUR.- Supplemental and transitory provision twelve shall be added to the General Law, as follows:

“TWELVE.- The public entities contemplated in article 2 of this General Law are prohibited from arranging indebtedness operations to finance public investment projects when their purpose is mainly institutional strengthening.”

REPEALING PROVISION

SINGLE ARTICLE.- Urgency Decree N° 018-2008 authorizing the Ministry of Economy and Finance to negotiate and enter into contingent financing and hedging mechanisms for natural and/or technological disasters and emergency situations and national crisis shall be repealed.

Be this communicated to the President of the Republic for its enactment.

In Lima, on the thirtieth day of November, 2008

JAVIER VELÁSQUEZ QUESQUÉN

President of the Congress of the Republic

ÁLVARO GUTIÉRREZ CUEVA

Second Vice President of the Congress of the Republic

TO THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

THEREFORE:

Be this published and complied with.

Given in the House of Government, in Lima, on the tenth day of December, 2008

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

YEHUDE SIMON MUNARO

President of the Council of Ministers

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Lima, Tuesday, March 24, 2009

APPROVAL OF THE INTERNATIONAL ISSUANCE OF GLOBAL BONDS

AND DEBT MANAGEMENT OPERATION

SUPREME DECREE N° 065-2009-EF

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

According to the authorization contained in Urgency Decrees N° 031-2007 and N° 010-2008, the Public Treasury provided its support to finance in part the debt management operations approved by Supreme Decrees N° 092-2007-EF and its amendment, and N° 216-2007-EF, respectively, for the total amount of US$ 543 506 079,88 (FIVE HUNDRED AND FORTY THREE MILLION FIVE HUNDRED AND SIX THOUSAND SEVENTY NINE AND 88/100 UNITED STATES DOLLARS) which reimbursement is pending;

According to section 20.5 of Article 20 of Law N° 28563, when financial conditions are favorable, the Ministry of Economy and Finance may conduct indebtedness operations for amounts exceeding the maximum amount authorized by the Public Sector Indebtedness Law approved every year, in order to pre-finance the financial requirements of the next fiscal year contemplated in the applicable Multi-Annual Macro Economic Framework;

In addition, section 36.1 of Article 36 of the General Law of the National Indebtedness System, Law N° 28563, as amended, authorizes the Ministry of Economy and Finance, through the National Directorate of Public Indebtedness, to carry out debt management operations intended to reduce refinancing and/or market risks; establishing that such operations are not subject to the limits for indebtedness operations established by the Public Sector Indebtedness Law for each Fiscal Year, and do not have budget implications in the fiscal year when they are agreed;

Section 37.1 of Article 37 and Supplemental and Transitory Provision Eight of Law N° 28563 establish that debt management operations of the National Government are approved under a supreme decree with the approving vote of the Council of Ministers, countersigned by the President of the Council of Ministers and the Minister of Economy and Finance;

In the framework of such authorization, the Republic of Peru has deemed it convenient to carry out a public debt management operation, under the method of repurchase, in whole or in part, of Global Bonds 2014;

The Peruvian Government has deemed it convenient to carry out an international issuance of global bonds, intended for reimbursing the support of the Public Treasury indicated in the first whereas clause above, to pre-finance the financial requirements of the Non-Financial Public Sector for Fiscal Year 2010 if financial conditions are favorable, and to finance the repurchase operation mentioned in the previous whereas clause;

For the implementation of such international issuance and the debt management operation, advisory services by investment banks are required, as well as other services related to operating aspects thereof;

Supreme Decree N° 033-2006-EF, as amended, establishes the procedure for the Contracting of Specialized Financial Advisory Services and others under Law N° 28563, General Law of the National Indebtedness System;

In application of said procedure, the financial advisors and underwriters have been selected, whose contracting is pertinent to approve to carry out said operation;

As regards such external issuance of bonds and debt management operation, the National Directorate of Public Indebtedness and the General Office of Legal Advise of the Ministry of Economy and Finance have stated a favorable opinion;

For such external issuance of bonds the agreement called “Fiscal Agency Agreement”, and its amendments, will be used. Its text was approved through Ministerial Resolutions N° 031-2003-EF/75, N° 658-2003-EF/75 and N° 493-2004-EF/75;

In addition, the Office of the Comptroller General of the Republic has previously informed about said external issuance of bonds and debt management operation, in application of paragraph l) of Article 22 of Law N° 27785, Organic Law of the National System of Control and of the Office of the Comptroller General of the Republic;

According to the provisions of section 17) of Article 118 of the Political Constitution of Peru and of Law N° 28563, General Law of the National Indebtedness System, as amended; and

With the approving vote of the Council of Ministers;

IT IS HEREBY RESOLVED:

Article 1.- Approval of the external issuance of bonds

The external issuance of bonds is approved, in one or more underwriting operations, up to the amount of US$ 2 000 000 000,00 (TWO THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS) that will be used to reimburse to the Public Treasury the support provided under Urgency Decrees N° 031-2007 and N° 010-2008, to pre-finance the financial requirements of the Non-Financial Public Sector for Fiscal Year 2010 up to the amount of US$ 1 000 000 000,00 (ONE THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS) if the conditions of the capital market are favorable, and to finance the public debt management operation approved in the article below.

Article 2.- Approval of the public debt management operation

2.1 The public debt management operation is approved, under the method of repurchase, in whole or in part, of Global Bonds 2014.

2.2 The financing of this debt management operation will be obtained from the issuance of bonds approved in the previous article, considering as an integral part of said repurchase operation the issuance amounts used in the financing thereof.

Article 3.- External issuance of bonds

For the purposes of the external issuance approved in article 1 hereof, the bonds will have the following characteristics:

Issuer	:	Republic of Peru

Financial Advisors	:	JP Morgan Securities Inc., JP and Underwriters Morgan Securities Ltd. and Goldman, Sachs & Co.

Underwriting Amount	:	The amounts will be determined under a Ministerial Resolution of the Sector of Economy and Finance before, during or upon the completion of the mechanism called Bookbuilding.

Currency	:	United States Dollars

Transactions	:	Issuance of one or more global bonds denominated in United States Dollars through the reopening of bonds issued or the issuance of new bonds which terms will be established on a timely basis.

Underwriting	:	Through a mechanism called Bookbuilding in which Peru will establish the yield, coupon, term and price of the new global bond.

Form	:	Global bonds registered with the Securities and Exchange Commission of the United States of America or another securities commission determined.

Term/Maturity	:	It will be established upon the commencement of the Bookbuilding mechanism.

Payment of Coupon	:	Semi-annual, based on 30/360 days or in the periodicity and base established by the market where the underwriting operation is carried out.

Listing	:	Luxembourg Stock Exchange

Negotiability	:	Subject to the restrictions of the jurisdiction where they are traded.

Payment of Principal	:	Upon maturity and/or amortizable.

Applicable Law	:	Laws of the State of New York of the United States of America.

Article 4.- Contracting of services

4.1 The contracting of JP Morgan Securities Inc., JP Morgan Securities Ltd. And Goldman, Sachs & Co. as financial advisors and underwriters of the issuance and of the debt management operation approved in Article 1 and 2 hereof is hereby approved. They were selected subject to the procedure established in Supreme Decree N° 033-2006-EF, as amended.

4.2 In addition, the contracting of BGL Société Anomyme, as Listing Agent in Luxembourg and the contracting of Georgeson Inc. as Information Agent are approved. They were selected subject to the procedure established in Supreme Decree N° 033-2006-EF, as amended.

Article 5.- Approval of document

The text of the document called “Letter Agreement” which will be signed with Georgeson Inc. to implement the debt management operation approved in Article 2 hereof is hereby approved.

Article 6.- Approval of other documents

The Supplemental Prospectus and the agreements and documents, except for what is described in Article 5 above, arising from the external issuance of bonds and public debt management operation, by virtue of this legal rule, will be approved by a Ministerial Resolution of the Economy and Finance Sector.

Article 7.- Termination of the hedging operation approved by Ministerial Resolution N° 714-2007-EF/75

7.1 The National Directorate of Public Indebtedness of the Ministry of Economy and Finance is authorized to complete the structured risk hedging operation called “Cross Currency Swap Extinguible” approved by Ministerial Resolution N° 714-2007-EF/75, entered into with JP Morgan Chase Bank, N.A., which exchanged flows from the indebtedness operation approved by Supreme Decree N° 055-2004-EF (Global Bond 2014), amended by Supreme Decree N° 135-2004-EF, from Euros at a fixed rate to Nuevos Soles at a fixed rate, up to the amount of repurchase of Global Bond 2014 according to the public debt management operation approved in Article 2 hereof.

7.2 The earnings that may be obtained from the termination of the risk hedging operation provided herein may be applied to the structuring of other hedging operations, which will be for up to the maximum amount of the hedging operation which termination is authorized in the previous section. Said operations will be approved by a Ministerial Resolution of the Economy and Finance Sector.

Article 8.- Amendment of Supreme Decrees N° 092-2007-EF and N° 216-2007-EF

8.1 Article 4 of Supreme Decree N° 092-2008-EF is amended in the section referred to the Financial Advisors and underwriters of Global Bonds, which will be JP Morgan Securities Inc. and Goldman, Sachs and Co.

8.2 Article 3 of Supreme Decree N° 216-2007-EF is amended in the sense that in addition to the internal issuance of sovereign bonds contemplated in said rule, a portion of the resources from the external issuance of bonds approved in Article 1 hereof may be used in the financing of the management operation approved by Supreme Decree N° 216-2007-EF.

Article 9.- Debt service

The service or repayment, interest and other expenses caused by the bonds issued as provided herein shall be borne by the Ministry of Economy and Finance, charged against the budget resources applied to the payment of public debt service.

Article 10.- Execution of documents

The General Director of the National Directorate of Public Indebtedness of the Ministry of Economy and Finance is hereby authorized to execute, on behalf of the Republic of Peru, the agreements and documents relating to the external issuance of bonds and the debt management operation approved in Articles 1 and 2 of this legal provision, as well as to the termination of the hedging operation indicated in Article 7 hereof.

Article 11.- Countersignature

This Supreme Decree shall be countersigned by the President of the Council of Ministers and by the Minister of Economy and Finance.

Given in the House of Government, in Lima, on March 24, 2009

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

YEHUDE SIMON MUNARO

President of the Council of Ministers

LUIS CARRANZA UGARTE

Minister of Economy and Finance

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Lima, Tuesday, March 24, 2009

APPROVAL OF THE TEXT OF THE SUPPLEMENTARY PROSPECTUS FOR THE INTERNATIONAL ISSUANCE OF GLOBAL BONDS AND TO THE PUBLIC DEBT MANAGEMENT OPERATION REFERRED TO IN SUPREME

DECREE N° 065-2009-EF

MINISTERIAL RESOLUTION N° 160-2009-EF-75

Lima, March 24, 2009

WHEREAS:

Supreme Decree N° 065-2009-EF has approved the international issuance of Global Bonds for up to US$ 2 000 000 000,00 (TWO THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS), intended for reimbursing the Public Treasury the support provided by virtue of Urgency Decrees N° 031-2007 and N° 010-2008, as well as for pre-financing the financial requirements of the Non-Financial Public Sector for Fiscal Year 2010 if the conditions of the capital market are favorable, and for financing the public debt management operation, under the method of repurchase, in whole or in part, of Global Bonds 2014;

Article 6 of said Supreme Decree establishes that the Supplementary Prospectus and the agreements and documents arising from the external issuance of bonds and public debt management operation carried out by virtue of the aforementioned Supreme Decree, shall be approved by a Ministerial Resolution of the Economy and Finance Sector;

For the implementation of the international issuance of Global Bonds and the public debt management operation it is required to approve the text of the Supplemental Prospectus as well as the text of the agreements called “Underwriting Agreement” and “Dealer Manager Agreement” that will be executed with JP Morgan Securities Inc., JP Morgan Securities Ltd. and Goldman, Sachs & Co.;

As provided in Supreme Decree N° 065-2009-EF

IT IS HEREBY RESOLVED:

Article 1.- To approve the text of the Supplementary Prospectus corresponding to the international issuance of Global Bonds and the public debt management operation indicated in the whereas clauses hereof and which will be conducted according to the provisions of Supreme Decree N° 065-2009-EF.

Article 2.- To approve the text of the agreements called “Underwriting Agreement” and “Dealer Manager Agreement” that will be executed with JP Morgan Securities Inc., JP Morgan Securities Ltd. and Goldman, Sachs & Co. for the implementation of the international issuance of Global Bonds and the public debt management operation indicated in the whereas clauses hereof, and which will be conducted according to the provisions of Supreme Decree N° 065-2009-EF.

Be it recorded, communicated and published.

LUIS CARRANZA UGARTE

Minister of Economy and Finance

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Lima, Wednesday, April 1, 2009

ESTABLISHMENT OF THE AMOUNT OF THE INTERNATIONAL UNDERWRITING OF GLOBAL BONDS UNDER SUPREME DECREE N° 065-2009-EF

MINISTERIAL RESOLUTION N° 167-2009-EF-75

Lima, March 31, 2009

WHEREAS:

Supreme Decree N° 065-2009-EF authorized the external issuance of bonds, in one or more underwriting operations, up to the amount of US$ 2 000 000 000,00 (TWO THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS) that will be used for reimbursing the Public Treasury the support provided by virtue of Urgency Decrees N° 031-1007 and N° 010-2008, for pre-financing the financial requirements of the Non-Financial Public Sector for Fiscal Year 2009 up to the amount of US$ 1 000 000 000,00 (ONE THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS) if the conditions of the capital market are favorable, and for financing the public debt management operation under the method of repurchase, in whole or in part, of Global Bonds 2014;

Article 3 of said Supreme Decree establishes, among others, that for the purposes of the international issuance, the amounts of the underwriting operations shall be determined by a Ministerial Resolution of the Economy and Finance Sector;

As provided by Supreme Decree N° 065-2009-EF;

IT IS HEREBY RESOLVED:

Single Article.- The amount of the international underwriting of Global Bonds under Supreme Decree N° 065-2009-EF adds up to US$ 1 000 000 000,00 (ONE THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS).

Be its recorded, communicated and published.

LUIS CARRANZA UGARTE

Minister of Economy and Finance

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ESTABLISHMENT OF THE AMOUNT OF THE INTERNATIONAL UNDERWRITING OF GLOBAL BONDS UNDER SUPREME DECREE N° 065-2009-EF

MINISTERIAL RESOLUTION N° 167-2009-EF-75

Lima, March 31, 2009

WHEREAS:

Supreme Decree N° 065-2009-EF authorized the external issuance of bonds, in one or more underwriting operations, up to the amount of US$ 2 000 000 000,00 (TWO THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS) that will be used for reimbursing the Public Treasury the support provided by virtue of Urgency Decrees N° 031-1007 and N° 010-2008, for pre-financing the financial requirements of the Non-Financial Public Sector for Fiscal Year 2009 up to the amount of US$ 1 000 000 000,00 (ONE THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS) if the conditions of the capital market are favorable, and for financing the public debt management operation under the method of repurchase, in whole or in part, of Global Bonds 2014;

Article 3 of said Supreme Decree establishes, among others, that for the purposes of the international issuance, the amounts of the underwriting operations shall be determined by a Ministerial Resolution of the Economy and Finance Sector;

As provided by Supreme Decree N° 065-2009-EF;

IT IS HEREBY RESOLVED:

Single Article.- The amount of the international underwriting of Global Bonds under Supreme Decree N° 065-2009-EF adds up to US$ 1 000 000 000,00 (ONE THOUSAND MILLION AND 00/100 UNITED STATES DOLLARS).

Be its recorded, communicated and published.

LUIS CARRANZA UGARTE

Minister of Economy and Finance

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ERRATA

SUPREME DECREE N° 065-2009-EF

By means of Official Letter 210-2009-SCM-PR, the Secretary of Council of Ministers requests the publication of the Errata of Supreme Decree N° 065-2009-EF, published on March 24, 2009 edition.

IT SAYS:

“Article 8.- Amendment of Supreme Decrees N° 092-2007-EF and N° 216-2007-EF

8.1 Article 4 of Supreme Decree N° 092-2008-EF is amended in the section referred to the Financial Advisors and underwriters of Global Bonds, which will be JP Morgan Securities Inc. and Goldman, Sachs and Co.

(…)”

IT SHOULD SAY:

“Article 8.- Amendment of Supreme Decrees N° 092-2007-EF and N° 216-2007-EF

8.1 Article 4 of Supreme Decree N° 092-2007-EF is amended in the section referred to the Financial Advisors and underwriters of Global Bonds, which will be JP Morgan Securities Inc. and Goldman, Sachs and Co.

(…)”

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